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                                                                   Exhibit 11.01

               Travelers Property Casualty Corp. and Subsidiaries
                        Computation of Earnings Per Share
                   (In millions, except for per share amounts)

                                                               Three Months Ended                  Six Months Ended
                                                                    June 30,                           June 30,
                                                           ---------------------------       ---------------------------
                                                              1998             1997             1998             1997
                                                           ----------       ----------       ----------       ----------
Earnings:
     Net income                                            $      313       $      276       $      660       $      549
                                                           ==========       ==========       ==========       ==========
Average shares:
     Basic                                                      392.4            398.4            392.3            398.9
                                                           ==========       ==========       ==========       ==========
     Diluted                                                    392.9            398.5            392.8            399.0
                                                           ==========       ==========       ==========       ==========
Earnings per share (EPS):
     Net income per common share                           $     0.80       $     0.69       $     1.68       $     1.38
                                                           ==========       ==========       ==========       ==========
     Net income per common share - assuming dilution       $     0.80       $     0.69       $     1.68       $     1.38
                                                           ==========       ==========       ==========       ==========

Net income per common share (Basic EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Net income per common share-assuming dilution (Diluted EPS) reflects the effect of potentially dilutive securities, principally stock-based incentive plans.